Filed Pursuant to Rule 424(b)(3)

Registration No. 333-204103

PROSPECTUS SUPPLEMENT NO. 1

(TO PROSPECTUS DATED MAY 12, 2015)

917,598 Common Shares of Beneficial Interest

(par value $0.01 per share)

This prospectus supplement no. 1 supplements and amends the prospectus dated May 12, 2015, relating to the offer and sale from time to time by the selling shareholders named therein or their pledgees of up to 917,598 of our common shares of beneficial interest, par value $0.01 per share, which we refer to as our common shares, comprised of (i) common shares issuable upon conversion of our 5.417% Series 1 Cumulative Convertible Preferred Shares of Beneficial Interest, par value $0.01 per share and liquidation preference $25.00 per share, which we refer to as our preferred shares, if and to the extent that selling shareholders tender preferred shares for conversion and offer or sell any of the common shares issued in respect thereof and (ii) common shares issuable upon redemption of units of (A) NVI-Avenue, LLC, a Maryland limited liability company, (B) Route 35 Shrewsbury Limited Partnership, a New Jersey limited partnership, (C) Shrewsbury Commons L.P., a Washington limited partnership, (D) Sea Girt Limited Partnership, a Washington limited partnership, (E) 35 West, LLC, a Washington limited liability company, and (F) Federal Realty Partners L.P., a Delaware limited partnership, if and to the extent that redeeming unitholders tender such units for redemption, receive common shares for such redemption and offer or sell any of the common shares issued in respect thereof. We refer to the entities named in items (A) through (F) above as the downREIT entities and the units therein as downREIT units.

As more fully described under “Plan of Distribution” in the prospectus, the selling shareholders or their successors in interest may from time to time transfer, pledge or grant a security interest in some or all of the common shares, preferred shares or downREIT units, and any such transferee or pledgee (if the selling shareholders default in the performance of their secured obligations) may offer and sell the applicable common shares from time to time under the prospectus. The purpose of this prospectus supplement is to update the list of selling shareholders in the prospectus to include one or more such transferees and/or pledgees, so that such transferee(s) and/or pledgee(s) may offer and sell the applicable securities.

The table below sets forth additional and updated information concerning beneficial ownership of the common shares, and supplements, amends and supersedes in its entirety the table appearing under “Selling Shareholders” beginning on page 3 of the prospectus. We have prepared this table based on information given to us by the selling shareholders listed below prior to the date hereof.

Name of Selling Shareholder	Number of Common Shares Beneficially Owned Prior to Offering (1)	Number of Common Shares Being Offered (2)		Number of Common Shares Beneficially Owned After the Offering (3)
A. Thomas Campbell	0	5,306	(4)	0
Bruce S. Campbell, III	0	16,780	(5)	0
Bruce S. Campbell, IV	0	1,025	(6)	0
Carol C. Haislip	0	5,306	(7)	0
Caroline Campbell Hill	0	656	(8)	0
Carolyn C. Beall	1,672	7,332	(9)	1,672
Charlton G. Campbell Hughes	0	33,585	(10)	0

Douglas Franklin Campbell	1,101	6,020	(11)	1,101
Gregg T. Campbell	3,008	36,515	(12)	3,008
Judith F. Campbell	0	232	(13)	0
Kathleen Campbell Ackerman	0	656	(14)	0
Madeline C. Modica	90	7,679	(15)	90
Marcie C. McHale	1,090	6,020	(16)	1,090
Robert Bruce Campbell	0	7,177	(17)	0
Russell Tyler Campbell	818	6,020	(18)	818
S. James Campbell, Jr.	404	5,306	(19)	404
Sarah T. Campbell	0	1,025	(20)	0
Taber C. Hook	0	9,007	(21)	0
Thomas M. Campbell	0	20,822	(22)	0
Trustee of the Richard L. Campbell, Jr. Residuary Trust	0	2,566	(23)	0
Trustees of the Generation Skipping Transfer Tax Exempt Trust u/w of S. James Campbell	0	9,550	(24)	0
Trustees of the Laurence Thomsen Trust u/a 10/16/67	0	25,467	(25)	0
Paul D. Dollenberg, Jr.	0	1,500	(26)	0
Trustees of Trust No. 2 u/w Michael T. Campbell	0	10,806	(27)	0
Jamie N. Campbell	0	1,542	(28)	0
Virginia T. Campbell	0	6,136	(29)	0
Kathleen B. Dollenberg	0	1,201	(30)	0
Brett Campbell Alcarese	0	1,756	(31)	0
Kristin D. Chottiner	0	3,548	(32)	0
Douglas F. Campbell, Custodian for Connor M. Campbell under OR-UGMA	0	386	(33)	0
Douglas F. Campbell, Custodian for Mitchell W. Campbell under OR-UGMA	0	386	(34)	0
Douglas F. Campbell, Custodian for Sarah A. Campbell under OR-UGMA	0	386	(35)	0
E. Mills Dancy	0	348	(36)	0
George Beall	0	174	(37)	0
James C. Alban, IV	0	348	(38)	0
Jesse R. Modica	0	348	(39)	0
Jessica C. Hughes	0	9,647	(40)	0
Marcie C. McHale, Custodian for Claire J. McHale under WA-UGMA	0	386	(41)	0
Marcie C. McHale, Custodian for Madeline C. McHale under WA-UGMA	0	386	(42)	0
Marcie C. McHale, Custodian for Samuel H. McHale under WA-UGMA	0	386	(43)	0
Meredith McLean Alcarese	0	1,756	(44)	0
Mitchell W. Hook	0	348	(45)	0
Natal Modica	0	348	(46)	0
FR White Marsh, Inc.	0	20	(47)	0
Richard E. Hook, IV	0	174	(48)	0
Russell T. Campbell, Custodian for Jessica J. Campbell under OR-UGMA	0	290	(49)	0
Russell T. Campbell, Custodian for Kelsey N. Campbell under OR-UGMA	0	290	(50)	0
Russell T. Campbell, Custodian for Lindsey M. Campbell under OR-UGMA	0	290	(51)	0
Russell T. Campbell, Custodian for Tyler W. Campbell under OR-UGMA	0	290	(52)	0
Trustees of Trust u/w Michael T. Campbell f/b/o Jamie N. Campbell	0	8,991	(53)	0
Trustees u/a dated 4/23/85 (Richard E. Hook, IV, Grantor)	0	348	(54)	0
Taber A. Frederick	0	348	(55)	0

P. Douglas Dollenberg, Sr.	0	1,200	(56)	0
Merritt & Pamela Sher Living Trust (Merritt & Pamela Sher, Trustees)	0	178,885	(57)	0
Ronald Sher	0	146,373	(58)	0
Harvey Diamond	0	39,612	(59)	0
Ralph and Eliana Kuhn Family Trust (Ralph Kuhn, Trustee)	0	79,223	(60)	0
Richard B. Kabat	0	48,398	(61)	0
VT Trust (J. Victor Fandel, Trustee)	0	13,711	(62)	0
Terranomics	0	8,850	(63)	0
Circe Sher	0	8,060	(64)	0
Lacey Sher	0	8,060	(65)	0
Justin Sher	0	8,060	(66)	0
Rebecca Wellington	0	6,048	(67)	0
Rachel Sher	0	6,048	(68)	0
Nigel Sher	0	5,286	(69)	0
Peter Morse	0	4,810	(70)	0
Kenneth A. Bloch	0	4,360	(71)	0
Sandra Williamson	0	3,749	(72)	0
James C. Castillo	0	2,569	(73)	0
Sher GP, Inc.	0	2,442	(74)	0
Cori Linn	0	2,377	(75)	0
David Beckerman	0	1,066	(76)	0
W & P Steuart Trust dated 9/13/11 (William & Pamela Steuart, Co-Trustees)	0	1,836	(77)	0
Stephen V. Palevich and Kathleen J. Palevich Trust	0	1,473	(78)	0
Joseph D. Blum	0	864	(79)	0
Thomas Bomar	0	864	(80)	0
Cohen Family Trust (George Cohen, Trustee)	0	864	(81)	0
B.L. Culbertson Revocable Trust (B.L. Culbertson, Trustee)	0	864	(82)	0
The Fazekas Living Trust (Thomas Fazekas, Trustee)	0	864	(83)	0
A.N. & S.M. Javaras Trust (A.N. Javaras, Trustee)	0	864	(84)	0
L.H. & M.R. Miller Trust (Lindley H. Miller, Trustee)	0	864	(85)	0
David Naggar	0	864	(86)	0
Bruce C. Spikell Trust, UDT 9/13/10 (Bruce C. Spikell, Trustee)	0	864	(87)	0
Mark L. Seiler	0	718	(88)	0
Seiler Family Revocable Trust	0	718	(89)	0
The Offel Trust Agreement (Mignon Offel, Trustee)	0	648	(90)	0
Lynne Bremer	0	216	(91)	0
San Antonio Center, LLC	0	48,459	(92)	0
Alexander R. Buck	0	8,403	(93)	0
Jeremy Buck	0	200	(94)	0
Lindsay Buck	0	749	(95)	0

(1)	The information set forth in this column is partially based on information in the records of the transfer agent and registrar for the common shares on or about May 11, 2015 with respect to the common shares held of record by certain of the selling shareholders. The amount of common shares beneficially owned by each selling shareholder is unknown and not reasonably available, and obtaining such information would require unreasonable effort.
(2)

Includes the common shares issuable upon (i) conversion (upon the election of the preferred shareholders) as of the date hereof of all outstanding preferred shares and (ii) redemption (upon the election of the downREIT holders and the election of the registrant to acquire all tendered downREIT units in exchange for common shares) as of the date hereof of all outstanding downREIT units, at the conversion price and redemption price in effect as of the date hereof.
(3)	Assuming the sale of all of the common shares being offered under this registration statement.
(4)	Represents common shares that are issuable to the selling shareholder upon redemption of 5,306 downREIT units of NVI-Avenue, LLC.
(5)	Represents 9,757 common shares that are issuable to the selling shareholder upon conversion of 40,860 preferred shares, and 7,023 common shares that are issuable to the selling shareholder upon redemption of 7,023 downREIT units of NVI-Avenue, LLC.
(6)	Represents 369 common shares that are issuable to the selling shareholder upon conversion of 1,547 preferred shares, and 656 common shares that are issuable to the selling shareholder upon redemption of 656 downREIT units of NVI-Avenue, LLC.
(7)	Represents common shares that are issuable to the selling shareholder upon redemption of 5,306 downREIT units of NVI-Avenue, LLC.
(8)	Represents common shares that are issuable to the selling shareholder upon redemption of 656 downREIT units of NVI-Avenue, LLC.
(9)	Represents common shares that are issuable to the selling shareholder upon redemption of 7,332 downREIT units of NVI-Avenue, LLC.
(10)	Represents common shares that are issuable to the selling shareholder upon conversion of 140,644 preferred shares.
(11)	Represents common shares that are issuable to the selling shareholder upon redemption of 6,020 downREIT units of NVI-Avenue, LLC.
(12)	Represents 26,868 common shares that are issuable to the selling shareholder upon conversion of 112,515 preferred shares, and 9,647 common shares that are issuable to the selling shareholder upon redemption of 9,647 downREIT units of NVI-Avenue, LLC.
(13)	Represents common shares that are issuable to the selling shareholder upon redemption of 232 downREIT units of NVI-Avenue, LLC.
(14)	Represents common shares that are issuable to the selling shareholder upon redemption of 656 downREIT units of NVI-Avenue, LLC.
(15)	Represents common shares that are issuable to the selling shareholder upon redemption of 7,679 downREIT units of NVI-Avenue, LLC.
(16)	Represents common shares that are issuable to the selling shareholder upon redemption of 6,020 downREIT units of NVI-Avenue, LLC.
(17)	Represents common shares that are issuable to the selling shareholder upon redemption of 7,177 downREIT units of NVI-Avenue, LLC.
(18)	Represents common shares that are issuable to the selling shareholder upon redemption of 6,020 downREIT units of NVI-Avenue, LLC.
(19)	Represents common shares that are issuable to the selling shareholder upon redemption of 5,306 downREIT units of NVI-Avenue, LLC.

(20)	Represents 369 common shares that are issuable to the selling shareholder upon conversion of 1,547 preferred shares, and 656 common shares that are issuable to the selling shareholder upon redemption of 656 downREIT units of NVI-Avenue, LLC.
(21)	Represents 1,675 common shares that are issuable to the selling shareholder upon conversion of 7,018 preferred shares, and 7,332 common shares that are issuable to the selling shareholder upon redemption of 7,332 downREIT units of NVI-Avenue, LLC.
(22)	Represents 11,175 common shares that are issuable to the selling shareholder upon conversion of 46,800 preferred shares, and 9,647 common shares that are issuable to the selling shareholder upon redemption of 9,647 downREIT units of NVI-Avenue, LLC.
(23)	Represents common shares that are issuable to the selling shareholder upon redemption of 2,566 downREIT units of NVI-Avenue, LLC.
(24)	Represents common shares that are issuable to the selling shareholder upon redemption of 9,550 downREIT units of NVI-Avenue, LLC.
(25)	Represents common shares that are issuable to the selling shareholder upon redemption of 25,467 downREIT units of NVI-Avenue, LLC.
(26)	Represents common shares that are issuable to the selling shareholder upon redemption of 1,500 downREIT units of NVI-Avenue, LLC.
(27)	Represents common shares that are issuable to the selling shareholder upon conversion of 45,253 preferred shares.
(28)	Represents 886 common shares that are issuable to the selling shareholder upon conversion of 3,712 preferred shares, and 656 common shares that are issuable to the selling shareholder upon redemption of 656 downREIT units of NVI-Avenue, LLC.
(29)	Represents common shares that are issuable to the selling shareholder upon redemption of 6,136 downREIT units of NVI-Avenue, LLC.
(30)	Represents common shares that are issuable to the selling shareholder upon redemption of 1,201 downREIT units of NVI-Avenue, LLC.
(31)	Represents common shares that are issuable to the selling shareholder upon redemption of 1,756 downREIT units of NVI-Avenue, LLC.
(32)	Represents common shares that are issuable to the selling shareholder upon redemption of 3,548 downREIT units of NVI-Avenue, LLC.
(33)	Represents common shares that are issuable to the selling shareholder upon redemption of 386 downREIT units of NVI-Avenue, LLC.
(34)	Represents common shares that are issuable to the selling shareholder upon redemption of 386 downREIT units of NVI-Avenue, LLC.
(35)	Represents common shares that are issuable to the selling shareholder upon redemption of 386 downREIT units of NVI-Avenue, LLC.
(36)	Represents common shares that are issuable to the selling shareholder upon redemption of 348 downREIT units of NVI-Avenue, LLC.

(37)	Represents common shares that are issuable to the selling shareholder upon redemption of 174 downREIT units of NVI-Avenue, LLC.
(38)	Represents common shares that are issuable to the selling shareholder upon redemption of 348 downREIT units of NVI-Avenue, LLC.
(39)	Represents common shares that are issuable to the selling shareholder upon redemption of 348 downREIT units of NVI-Avenue, LLC.
(40)	Represents common shares that are issuable to the selling shareholder upon redemption of 9,647 downREIT units of NVI-Avenue, LLC.
(41)	Represents common shares that are issuable to the selling shareholder upon redemption of 386 downREIT units of NVI-Avenue, LLC.
(42)	Represents common shares that are issuable to the selling shareholder upon redemption of 386 downREIT units of NVI-Avenue, LLC.
(43)	Represents common shares that are issuable to the selling shareholder upon redemption of 386 downREIT units of NVI-Avenue, LLC.
(44)	Represents common shares that are issuable to the selling shareholder upon redemption of 1,756 downREIT units of NVI-Avenue, LLC.
(45)	Represents common shares that are issuable to the selling shareholder upon redemption of 348 downREIT units of NVI-Avenue, LLC.
(46)	Represents common shares that are issuable to the selling shareholder upon redemption of 348 downREIT units of NVI-Avenue, LLC.
(47)	Represents common shares that are issuable to the selling shareholder upon redemption of 20 downREIT units of NVI-Avenue, LLC.
(48)	Represents common shares that are issuable to the selling shareholder upon redemption of 174 downREIT units of NVI-Avenue, LLC.
(49)	Represents common shares that are issuable to the selling shareholder upon redemption of 290 downREIT units of NVI-Avenue, LLC.
(50)	Represents common shares that are issuable to the selling shareholder upon redemption of 290 downREIT units of NVI-Avenue, LLC.
(51)	Represents common shares that are issuable to the selling shareholder upon redemption of 290 downREIT units of NVI-Avenue, LLC.
(52)	Represents common shares that are issuable to the selling shareholder upon redemption of 290 downREIT units of NVI-Avenue, LLC.
(53)	Represents common shares that are issuable to the selling shareholder upon redemption of 8,991 downREIT units of NVI-Avenue, LLC.
(54)	Represents common shares that are issuable to the selling shareholder upon redemption of 348 downREIT units of NVI-Avenue, LLC.

(55)	Represents common shares that are issuable to the selling shareholder upon redemption of 348 downREIT units of NVI-Avenue, LLC
(56)	Represents common shares that are issuable to the selling shareholder upon redemption of 1,200 downREIT units of NVI-Avenue, LLC.
(57)	Represents common shares that are issuable to the selling shareholder upon redemption of (i) 92,173 downREIT units of Route 35 Shrewsbury Limited Partnership, (ii) 16,238 downREIT units of Shrewsbury Commons L.P., (iii) 68,238 downREIT units of Sea Girt Limited Partnership and (iv) 2,236 downREIT units of 35 West, LLC.
(58)	Represents common shares that are issuable to the selling shareholder upon redemption of (i) 65,433 downREIT units of Route 35 Shrewsbury Limited Partnership, 50,000 of which have been pledged to Morgan Stanley Private Bank, National Association, which shall be a selling shareholder hereunder, (ii) 11,663 downREIT units of Shrewsbury Commons L.P., (iii) 64,309 downREIT units of Sea Girt Limited Partnership, 50,000 of which have been pledged to Morgan Stanley Private Bank, National Association, which shall be a selling shareholder hereunder and (iv) 4,968 downREIT units of 35 West, LLC.
(59)	Represents common shares that are issuable to the selling shareholder upon redemption of 39,612 downREIT units of Route 35 Shrewsbury Limited Partnership.
(60)	Represents common shares that are issuable to the selling shareholder upon redemption of 79,223 downREIT units of Route 35 Shrewsbury Limited Partnership.
(61)	Represents common shares that are issuable to the selling shareholder upon redemption of 49,398 downREIT units of Route 35 Shrewsbury Limited Partnership.
(62)	Represents common shares that are issuable to the selling shareholder upon redemption of 13,711 downREIT units of Route 35 Shrewsbury Limited Partnership.
(63)	Represents common shares that are issuable to the selling shareholder upon redemption of (i) 5,653 downREIT units of Route 35 Shrewsbury Limited Partnership, (ii) 239 downREIT units of Shrewsbury Commons L.P., (iii) 1,964 downREIT units of Sea Girt Limited Partnership and (iv) 994 downREIT units of 35 West, LLC.
(64)	Represents common shares that are issuable to the selling shareholder upon redemption of (i) 897 downREIT units of Shrewsbury Commons L.P., (ii) 3,437 downREIT units of Sea Girt Limited Partnership and (iii) 3,726 downREIT units of 35 West, LLC.
(65)	Represents common shares that are issuable to the selling shareholder upon redemption of (i) 897 downREIT units of Shrewsbury Commons L.P., (ii) 3,437 downREIT units of Sea Girt Limited Partnership and (iii) 3,726 downREIT units of 35 West, LLC.
(66)	Represents common shares that are issuable to the selling shareholder upon redemption of (i) 897 downREIT units of Shrewsbury Commons L.P., (ii) 3,437 downREIT units of Sea Girt Limited Partnership and (iii) 3,726 downREIT units of 35 West, LLC.
(67)	Represents common shares that are issuable to the selling shareholder upon redemption of (i) 359 downREIT units of Shrewsbury Commons L.P., (ii) 4,199 downREIT units of Sea Girt Limited Partnership and (iii) 1,490 downREIT units of 35 West, LLC.
(68)	Represents common shares that are issuable to the selling shareholder upon redemption of (i) 359 downREIT units of Shrewsbury Commons L.P., (ii) 4,199 downREIT units of Sea Girt Limited Partnership and (iii) 1,490 downREIT units of 35 West, LLC.

(69)	Represents common shares that are issuable to the selling shareholder upon redemption of (i) 359 downREIT units of Shrewsbury Commons L.P., (ii) 3,437 downREIT units of Sea Girt Limited Partnership and (iii) 1,490 downREIT units of 35 West, LLC.
(70)	Represents common shares that are issuable to the selling shareholder upon redemption of (i) 1,728 downREIT units of Route 35 Shrewsbury Limited Partnership, (ii) 1,964 downREIT units of Sea Girt Limited Partnership and (iii) 1,118 downREIT units of 35 West, LLC.
(71)	Represents common shares that are issuable to the selling shareholder upon redemption of (i) 432 downREIT units of Route 35 Shrewsbury Limited Partnership, and (ii) 3,928 downREIT units of Sea Girt Limited Partnership.
(72)	Represents common shares that are issuable to the selling shareholder upon redemption of (i) 432 downREIT units of Route 35 Shrewsbury Limited Partnership, (ii) 359 downREIT units of Shrewsbury Commons L.P., (iii) 1,964 downREIT units of Sea Girt Limited Partnership and (iv) 994 downREIT units of 35 West, LLC.
(73)	Represents common shares that are issuable to the selling shareholder upon redemption of 2,569 downREIT units of Route 35 Shrewsbury Limited Partnership.
(74)	Represents common shares that are issuable to the selling shareholder upon redemption of (i) 478 downREIT units of Shrewsbury Commons L.P., and (ii) 1,964 downREIT units of Sea Girt Limited Partnership.
(75)	Represents common shares that are issuable to the selling shareholder upon redemption of 2,377 downREIT units of Route 35 Shrewsbury Limited Partnership.
(76)	Represents common shares that are issuable to the selling shareholder upon redemption of (i) 269 downREIT units of Shrewsbury Commons L.P., and (ii) 797 downREIT units of Sea Girt Limited Partnership.
(77)	Represents common shares that are issuable to the selling shareholder upon redemption of 1,836 downREIT units of Route 35 Shrewsbury Limited Partnership.
(78)	Represents common shares that are issuable to the selling shareholder upon redemption of 1,473 downREIT units of Sea Girt Limited Partnership.
(79)	Represents common shares that are issuable to the selling shareholder upon redemption of 864 downREIT units of Route 35 Shrewsbury Limited Partnership.
(80)	Represents common shares that are issuable to the selling shareholder upon redemption of 864 downREIT units of Route 35 Shrewsbury Limited Partnership.
(81)	Represents common shares that are issuable to the selling shareholder upon redemption of 864 downREIT units of Route 35 Shrewsbury Limited Partnership.
(82)	Represents common shares that are issuable to the selling shareholder upon redemption of 864 downREIT units of Route 35 Shrewsbury Limited Partnership.
(83)	Represents common shares that are issuable to the selling shareholder upon redemption of 864 downREIT units of Route 35 Shrewsbury Limited Partnership.
(84)	Represents common shares that are issuable to the selling shareholder upon redemption of 864 downREIT units of Route 35 Shrewsbury Limited Partnership.
(85)	Represents common shares that are issuable to the selling shareholder upon redemption of 864 downREIT units of Route 35 Shrewsbury Limited Partnership.

(86)	Represents common shares that are issuable to the selling shareholder upon redemption of 864 downREIT units of Route 35 Shrewsbury Limited Partnership.
(87)	Represents common shares that are issuable to the selling shareholder upon redemption of 864 downREIT units of Route 35 Shrewsbury Limited Partnership.
(88)	Represents common shares that are issuable to the selling shareholder upon redemption of 718 downREIT units of Shrewsbury Commons L.P.
(89)	Represents common shares that are issuable to the selling shareholder upon redemption of 718 downREIT units of Shrewsbury Commons L.P.
(90)	Represents common shares that are issuable to the selling shareholder upon redemption of 648 downREIT units of Route 35 Shrewsbury Limited Partnership.
(91)	Represents common shares that are issuable to the selling shareholder upon redemption of 216 downREIT units of Route 35 Shrewsbury Limited Partnership.
(92)	Represents common shares that are issuable to the selling shareholder upon redemption of 48,459 downREIT units of Federal Realty Partners L.P.
(93)	Represents common shares that are issuable to the selling shareholder upon redemption of 8,403 downREIT units of Federal Realty Partners L.P.
(94)	Represents common shares that are issuable to the selling shareholder upon redemption of 200 downREIT units of Federal Realty Partners L.P.
(95)	Represents common shares that are issuable to the selling shareholder upon redemption of 749 downREIT units of Federal Realty Partners L.P.

The prospectus and this prospectus supplement no. 1 constitute the prospectus required to be delivered by Section 5(b) of the Securities Act of 1933 with respect to offers and sales of the common shares.

Investing in our common shares involves certain risks. See “Risk Factors” incorporated by reference on page 2 of the prospectus.

The securities offered hereby have not been approved or recommended by the Securities and Exchange Commission or any state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 18, 2015